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                                                                     EXHIBIT 21


                   SUBSIDIARIES OF LARIZZA INDUSTRIES, INC.


                                                   State or Other Jurisdiction
              Name                                         of Incorporation
             ------                                ---------------------------

       General Nuclear Corp.                               Pennsylvania
       Hughes Plastics, Inc.                               Michigan
       Manchester Plastics, Ltd.                           Ontario, Canada